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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /

     Check the appropriate box:
     / / Preliminary proxy statement
     / / Definitive proxy statement
     /X/ Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       ORANGE AND ROCKLAND UTILITIES INC.
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                (Name of Registrant as Specified in Its Charter)

                       ORANGE AND ROCKLAND UTILITIES INC.
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                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1

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     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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  /1 Set forth the amount on which the filing fee is calculated and state how it was determined.
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(LOGO)

ORANGE AND ROCKLAND   One Blue Hill Plaza, Pearl River New York 10965

                                                                  April 28, 1994

                 ORANGE AND ROCKLAND UTILITIES - MOVING FORWARD


Dear Shareholder:

             As independent Directors serving on Orange and Rockland's Board of Directors, we are communicating with shareholders again for one very good reason - the need to remove James Smith for cause from the Company's Board.

             In October of last year the independent Directors took the necessary action, within their power, of removing James Smith as Chief Executive Officer. HOWEVER, ONLY THE SHAREHOLDERS CAN REMOVE HIM AS A DIRECTOR. SO THAT ORANGE AND ROCKLAND CAN MOVE FORWARD AND TOTALLY RID ITSELF OF ANY CLOUDS CAST BY MR. SMITH'S ACTIONS, WE URGE THAT SHAREHOLDERS VOTE TO REMOVE HIM AS A DIRECTOR OF ORANGE AND ROCKLAND.

                             GRAND JURY INDICTMENT

According to the Rockland County District Attorney, MR. SMITH HAS BEEN INDICTED AND CHARGED WITH EIGHT FELONY COUNTS OF GRAND LARCENY AND TWO MISDEMEANOR COUNTS OF PETIT LARCENY FOR STEALING MONEY FROM ORANGE AND ROCKLAND BY CHARGING HIS PERSONAL EXPENSES TO THE COMPANY, including:

o             Rental costs for five vehicles used by his son's film company
o Costs of printing invitations for his children's engagement parties
o Costs of throwing a surprise birthday party for his wife at the Company Conference Center
o             Watches and other gifts for his family and friends

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                      Smith's Actions Speak For Themselves

Orange and Rockland also has filed a civil complaint against Mr. Smith based on the matters covered by the indictment and many other egregious fraudulent and wasteful acts committed by him. These actions include:

o In November 1992, MR. SMITH AND HIS WIFE TOOK A TOUR OF RUSSIA AND EASTERN EUROPE AT A COST OF APPROXIMATELY $20,000. HE CHARGED THE COMPANY FOR THE TRIP.

o In February 1993, MR. SMITH, HIS WIFE, DAUGHTER AND SON-IN-LAW TOOK A TRIP TO PARIS. HE CHARGED THE COMPANY FOR TRIP EXPENSES INCLUDING A $4,116 BILL FOR DELUXE ACCOMMODATIONS AT THE HOTEL MEURICE.

o In recent years, MR. SMITH HAS CHARGED THE COMPANY MORE THAN $50,000 FOR THEATRE TICKETS AND EXTRAVAGANT DINING FOR THE ENTERTAINMENT OF HIS FAMILY AND FRIENDS.

o For a number of years, Mr. Smith used the Company Conference Center on weekends, falsely reported by him as "Business Meetings", WHEN IN FACT HE WAS LAVISHLY ENTERTAINING FRIENDS AND RELATIVES AT COMPANY EXPENSE - OVER $1,000 PER WEEKEND ON MANY OCCASIONS AND, ON SEVERAL OCCASIONS, $1,000 JUST FOR CAVIAR, FOIE GRAS AND OTHER DELICACIES.

             The above actions are just a few examples of a PATTERN THAT CONTINUED OVER MANY YEARS OF MR. SMITH'S MISAPPROPRIATION OF COMPANY FUNDS FOR HIS PERSONAL ENRICHMENT alleged in the complaint. Such reprehensible behavior absolutely cannot, and will not, be tolerated by Orange and Rockland.
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                           SHAREHOLDERS BEST INTEREST

             As evidenced by the termination of James Smith as Chief Executive Officer and the Company's legal action against him, the independent Directors have clearly indicated that they are determined to restore the Company's good name and rectify any wrongdoing against Orange and Rockland, its shareholders and its ratepayers. THE INDEPENDENT DIRECTORS FIRMLY BELIEVE THAT A MAN WHO IS UNDER CRIMINAL INDICTMENT AND BEING SUED BY THE COMPANY, AND WHO HAS LOST THE CONFIDENCE, RESPECT AND TRUST OF HIS FELLOW DIRECTORS, CANNOT EFFECTIVELY SERVE AS A DIRECTOR. It is in the best interests of the Company and all its shareholders to remove James Smith as a Director.

             Vote FOR Proposal 2 - to remove Mr. Smith. PROPOSAL 2 REQUIRES A "FOR" VOTE OF 80% OF THE OUTSTANDING SHARES. AN "ABSTAIN" OR THE FAILURE TO VOTE IS THE SAME AS "NO". With such a high voting requirement, WE NEED THE SUPPORT OF ALL SHAREHOLDERS, whether your holdings are small or large. Even if you have voted previously, please sign and return the enclosed card.


On Behalf of All the Independent Directors,

/s/ H. Kent Vanderhoef

H. Kent Vanderhoef
Acting Chairman of the Board


                                   IMPORTANT

 PLEASE VOTE YOUR PROXY NOW BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY.

 IF YOU HAVE ANY QUESTIONS ON HOW TO EXECUTE YOUR VOTE, PLEASE CALL OUR PROXY
                                  SOLICITOR:
                       MORROW & CO. AT (800) 662 - 5200.